UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Worldwide Energy & Manufacturing USA, Inc. (the “Company”) did not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 on a timely basis.  The Company had previously filed an extension notification with the Securities and Exchange Commission for its audited annual financial statements for the period ended December 31, 2010 that were due on March 31, 2011.  The delay in filing its Form 10-K is due to the review of agreements concerning the transfer of 48.9% ownership of the Company’s subsidiary, Worldwide Energy & Manufacturer (Nantong) Co., Ltd. (“Nantong”) that could affect reported 2010 financial results.  As previously described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company had been in negotiations with the Solar Division management team regarding the transfer of equity ownership of Nantong.  In 2010 and 2011, the Company signed certain agreements concerning the transfer of 48.9% ownership of Nantong to the management of Nantong.

The Company’s audit committee is currently conducting an independent review and assessment of the transaction.  The Company undertakes to file its Annual Report as soon as the audit of the Company’s financial statements for such period is complete and upon completion of the independent assessment of the transaction by the Company’s audit committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Press Release dated May 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: May 4, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

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